                                                                     Exhibit 3.1


                           FIFTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          APPLIED SCIENCE FICTION, INC.


                                    ARTICLE I

        The name of this Corporation is Applied Science Fiction, Inc. (the "Corporation").
 -----------

                                   ARTICLE II

        The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware, and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

                                   ARTICLE III

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

        4.1 Prior to a Qualified IPO (as defined in Section 4(b) of Article V below), the Corporation's capital stock shall be comprised as set forth in this
Section 4.1 and Article V as follows:

        A. Classes of Stock. The Corporation is authorized to issue two classes
           ----------------
of capital stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of capital stock authorized to be issued is Fifty Million (50,000,000) shares. Thirty-Five Million (35,000,000) shares shall be Common Stock, par value $0.001 per share, and Fifteen Million (15,000,000) shares shall be Preferred Stock, par value $0.001 per share. Concurrently with the filing of this Fourth Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware, each share of Common Stock of the Corporation issued and outstanding on the date of such filing shall be divided into three (3) shares of Common Stock of the Corporation authorized hereunder, without any further action on the part of the Corporation or the holder thereof.

        B. Rights, Preferences and Restrictions of Preferred Stock. The
           -------------------------------------------------------
Preferred Stock authorized under this Fourth Restated Certificate of Incorporation of the Corporation (this "Restated Certificate") may be issued from time to time in one or more series. The first series shall consist of 101,662 shares and is designated "Series B Preferred Stock." The second series shall consist of 1,471,500 shares and is designated "Series C Preferred Stock." The third series shall consist of 4,080,000 shares and is designated "Series D Preferred Stock." Shares of the Corporation's authorized but undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, subject to the provisions of Section 5 of
Article V hereof, by filing a certificate pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof, including without limitation, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them (a "Preferred Stock Designation"); and to increase or decrease the number of shares of any series (including without limitation the series designated in Article V hereof to the extent provided by Article V hereof) subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence or be converted pursuant to the Preferred Stock Designation or Section 4 of Article V hereunder, the shares constituting such decrease or so converted shall resume the status of authorized but unissued and undesignated Preferred Stock. If at any time subsequent to the issuance of shares of a particular series, there are no shares of such series remaining outstanding, such series thereupon shall constitute a wholly unissued series and may be altered (including without limitation the elimination of such series) to the full extent as hereinabove provided, except as otherwise provided herein. The foregoing authority of the Corporation's Board of Directors expressly includes the authority to designate, in accordance with Section 5 of Article V hereof, series of Preferred Stock with designations, powers, preferences, rights, qualifications, limitations and restrictions senior to, junior to, or on parity with, the designations, powers, preferences, rights, qualifications, limitations and restrictions of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock defined and designated below.

        C. Common Stock.
           ------------

           1. Dividend Rights. Subject to the provisions of Section 1 of Article
              ---------------
V, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of any funds of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors of the Corporation.

           2. Liquidation Rights. Upon the liquidation, dissolution or winding
              ------------------
up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Article V hereof.

           3. Redemption. The Common Stock is not redeemable.
              ----------

           4. Voting Rights. The holder of each share of Common Stock shall have
              -------------
the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

     4.2 Effective immediately (as defined in Section 4(b) of Article V below), the Corporation's capital stock shall be comprised as follows:

     A. Authorized Shares. The aggregate number of shares that the Corporation
        -----------------
shall have authority to issue is 125,000,000, (a) 100,000,000 shares of which shall be Common Stock, par value $0.001 per share, and (b) 25,000,000 of which shall be Preferred Stock, par value $0.001 per share.

     B. Common Stock. Each share of Common Stock shall have one vote on each
        ------------
matter submitted to a vote of the stockholders of the Corporation. Subject to the provisions of applicable law and the rights of the holders of the outstanding shares of Preferred Stock, if any, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of the assets of the Corporation legally available therefor, dividends or other distributions, whether payable in cash, property or securities of the Corporation. The holders of shares of Common Stock shall be entitled to receive, in proportion to the number of shares of Common Stock held, the net assets of the Corporation upon dissolution after any preferential amounts required to be paid or distributed to holders of outstanding shares of Preferred Stock, if any, are so paid or distributed.

     C. Preferred Stock.
        ---------------

        1. Series. The Preferred Stock may be issued from time to time by the
           ------
Board of Directors as shares of one or more series. The description of shares of each additional series of Preferred Stock, including any designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors.

        2. Rights and Preferences. The Board of Directors is expressly
           ----------------------
authorized, at any time, by adopting resolutions providing for the issuance of, or providing for a change in the number of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing certificates of amendment or designation which are effective without stockholder action, to increase or decrease the number of shares included in each series of Preferred Stock, but not below the number of shares then issued, and to set in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

           (a) the dividend rate, if any, on shares of such series, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

           (b) whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

           (c) the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund;

           (d) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class of classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

           (e) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

           (f) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

           (g) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

                                    ARTICLE V

      The respective rights, preferences, privileges and restrictions granted to and imposed on the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the Corporation are as set forth below in this Article V.

        1. Dividend Provisions.
           -------------------

           (a) The holders of shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, in such amounts and at such times as the Board of Directors of the Corporation deems advisable with respect to the Series B Preferred Stock (provided, however, in no event shall such amount exceed $0.18 per share) and at the rate of $0.37 and $0.774 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, with respect to the Series C Preferred Stock and the Series D Preferred Stock, respectively, payable quarterly when, as and if declared by the Board of Directors. Declared dividends with respect to each share of Series B Preferred Stock, each share of Series C Preferred Stock and each share of Series D Preferred Stock which are payable shall, upon conversion of such share to Common Stock, be paid in shares of Common Stock (valued at the fair market value on the date of payment as determined in the manner provided in subsection 2(b)(ii) of this Article V). Dividends on the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall not be cumulative.

           (b) So long as any shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are issued and outstanding, the Corporation shall not declare and distribute any cash dividends among the holders of Common Stock, nor shall the Corporation purchase, redeem or acquire any shares of Common Stock or pay funds into or set aside or make available a sinking fund for the purchase, redemption or acquisition of shares of Common Stock, unless, in each case, such declaration, distribution, purchase, redemption or acquisition is approved by the holders of at least two thirds (2/3rds) of the voting power (as determined on an as-converted basis) of all then outstanding shares of Series B Preferred Stock,

Series C Preferred Stock and Series D Preferred Stock, each voting as a distinct and separate class; provided, however, that the foregoing restriction shall not
                    --------  -------
apply to the repurchase of shares of Common Stock held by employees, officers, directors, consultants or other persons performing services for the Corporation or any wholly-owned subsidiary of the Corporation (including, but not by way of limitation, distributors and sales representatives) pursuant to restrictive stock purchase agreements under which the Corporation has the option to repurchase such shares at cost (or other fixed price intended to be representative of the cost of such shares of Common Stock) upon the occurrence of certain events such as the termination of employment.

           (c) Any dividend or distribution which is declared by the Corporation and payable with assets of the Corporation other than cash shall be valued in accordance with the provisions of subsection 2(b)(ii) of this Article V.

        2. Liquidation Preference.
           ----------------------

           (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $1.8382353 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price"), $3.70 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price") and $7.74 for each outstanding share of Series D Preferred Stock (the "Original Series D Issue Price") (in each case, as adjusted for any stock dividends, combinations or splits with respect to such shares) held by such holder and (ii) an amount equal to all declared but unpaid, dividends on such shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as the case may be, held by such holder. The Original Series B Issue Price, Original Series C Issue Price and Original Series D Issue Price are sometimes referred to herein collectively as the "Original Issue Price". If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this subsection (a).

           (b) After the distribution described in subsection (a) above has been paid and in addition to any amounts so paid, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each of them.

               (i) For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of 50% or more of the outstanding voting power of the Corporation or
(B) a sale of all or substantially all of the assets of the Corporation; unless,
                                                                         ------
in either event, such sale or
other transaction or related transactions is determined not to be a liquidation, dissolution or winding up of the Corporation by (x) the holders of a majority of the Series B Preferred Stock and Series C Preferred Stock, voting together as a single class and on an as-converted basis, and (y) the holders of a majority of the Series D Preferred Stock, voting as a single and separate class.

               (ii) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities to be delivered to the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock, as the case may be, shall be valued as follows:

                    (A) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

                    (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                    (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least two thirds (2/3rds) of the voting power (as determined on an as-converted basis) of all then outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

               (iii) In the event the requirements of this Section 2 are not complied with, the Corporation shall forthwith either:

                    (A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

                    (B) cancel such transaction, in which event the respective rights, preferences and privileges of the holders of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(b)(iv) hereof.

               (iv) The Corporation shall give each holder of record of Series B Preferred Stock, each holder of record of Series C Preferred Stock and each holder of record of Series D Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however,
                                                              --------  -------
that such periods may be shortened upon the Corporation's receipt of written consent of the holders of at least two thirds (2/3rds) of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, each voting separately and not as a single class, entitled to such notice rights or similar notice rights.

     3. Redemption. None of the Series B Preferred Stock, Series C Preferred
        ----------
Stock or Series D Preferred Stock is redeemable.

     4. Conversion. The holders of the Series B Preferred Stock, Series C
        ----------
Preferred Stock and Series D Preferred Stock shall have the following respective conversion rights (the "Conversion Rights"):

        (a) Right to Convert. Each share of Series B Preferred Stock shall be
            ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined, with respect to each share of Series B Preferred Stock, by dividing the Original Series B Issue Price plus all declared but unpaid dividends on the Series B Preferred Stock by the Series B Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion (the result of such division is hereinafter referred to as the "Series B Conversion Rate"). The initial Series B Conversion Price per share for the Series B Preferred Stock shall be $1.8382353; provided,
                                                                      --------
however, that such Series B Conversion Price shall be subject to adjustment as
-------
set forth in subsections 4(d), 4(e) and 4(f). Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined, with respect to each share of Series C Preferred Stock, by dividing the Original Series C Issue Price plus all declared but unpaid dividends on the Series C Preferred Stock by the Series C Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion (the result of such division is hereinafter referred to as the "Series C Conversion Rate"). The initial Series C Conversion Price per share for the Series C Preferred Stock shall be $3.70; provided, however, that such Series C Conversion price shall be subject
       --------  -------
to adjustment as set forth in subsections 4(d), 4(e), 4(f) and 4(g). Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined, with respect to each share of Series D Preferred Stock, by dividing the Original Series D Issue Price plus all declared but unpaid dividends on the Series D Preferred Stock, by the Series D Conversion Price in effect on the date the certificate is surrendered for conversion (the result of such division is hereinafter referred to as the "Series D Conversion Rate"). The initial Series D Conversion Price per share for the Series D Preferred Stock shall be $7.74; provided, however, that
                                                       --------  -------
such Series D Conversion Price shall be subject to adjustment as set forth in subsections 4(d), 4(e), 4(f) and 4(g).

        (b) Mandatory Conversion. Each share of Series B Preferred Stock shall
            --------------------
automatically be converted into shares of Common Stock at the then effective Series B

Conversion Rate immediately upon the closing with an underwriter or underwriters of the sale of Common Stock pursuant to an underwritten offer of securities under the Securities Act of 1933, as amended (the "Securities Act"). Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series C Conversion Rate immediately upon the earlier of (i) the date specified by vote or written consent of the holders of at least two-thirds (2/3) of the shares of Series C Preferred Stock then outstanding or (ii) the closing of the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act in which the aggregate proceeds to the Corporation and any selling stockholders participating therein is at least $20 million (a "Qualified IPO"). Each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series D Conversion Rate immediately upon the earlier of (i) the date specified by vote or written consent of the holders of at least a majority of the shares of Series D Preferred Stock then outstanding or (ii) the closing of a Qualified IPO wherein the initial price at which shares of Common Stock are sold to the public is at least (x) $10.06 if the Qualified IPO occurs within twelve (12) months of the first issuance of shares of Series D Preferred Stock or (y) $13.16 if the Qualified IPO occurs more than twelve (12) months following the first issuance of shares of the Series D Preferred Stock (in each case as such minimum per share price is adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like after the date of the filing of this Restated Certificate with the Secretary of State of the State of Delaware).

        (c) Mechanics of Conversion. Prior to the conversion of any shares of
            -----------------------
Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, into shares of Common Stock (other than pursuant to a mandatory conversion under subsection 4(b)), such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice by mail, postage prepaid, to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, or to the nominee or nominees of such holder, as the case may be, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock pursuant to subsection 4(m) hereunder and any declared but unpaid dividends on such fractional shares of the converted Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock to which the holder may be entitled. Except for a conversion in connection with an underwritten offering of securities under the Securities Act pursuant to subsection 4(b) hereof, such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In the case of a conversion pursuant to subsection 4(b) hereof in connection with an underwritten offering of securities under the Securities Act, the conversion shall be conditioned upon the closing with the underwriter or underwriters of the sale of securities pursuant to such offering, and such conversion shall then be deemed to occur immediately prior to the closing of such sale of securities. In the event of a conversion pursuant to subsection 4(b) hereof, the outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless and until the certificates evidencing such shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

        (d) Adjustment for Subdivisions. Combinations or Consolidations of
            ---------------------------  ---------------------------------
Common Stock and Stock Dividend. In the event that, after the date that the
-------------------------------
Series C Preferred Stock was first issued and prior to the date on which shares of Series D Preferred Stock were first issued, the outstanding shares of Common Stock shall be subdivided (by stock split or otherwise) into a greater number of shares of Common Stock, or a dividend or distribution of Common Stock payable to all holders of Common Stock shall be made (or a record date for such dividend declared), each of the Series B Conversion Price and Series C Conversion Price then in effect shall, concurrently with the effectiveness (or record date) of such subdivision or dividend, be proportionately decreased. In the event that, after the date on which the Series D Preferred Stock was first issued, the outstanding shares of Common Stock shall be subdivided (by stock split or otherwise) into a greater number of shares of Common Stock, or a dividend or distribution of Common Stock payable to all holders of Common Stock shall be made (or a record date for such dividend declared), each of the Series B Conversion Price, Series C Conversion Price and Series D Conversion Price then in effect shall, concurrently with the effectiveness (or record date) of such subdivision or dividend, be proportionately decreased. In the event that, after the date on which shares of the Series D Preferred Stock were first issued, the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, each of the Series B Conversion Price, Series C Conversion Price and Series D Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased. In each case, the proportionate decrease or increase, respectively, of the Series B Conversion Price, Series C Conversion Price and/or Series D Conversion Price shall be equal to the number of shares of Common Stock outstanding immediately prior to the event giving rise to the adjustment divided by the number of shares of Common Stock outstanding immediately after such event.

        (e) Adjustments for Other Distributions. In the event the Corporation at
            -----------------------------------
any time or from time to time after the date on which shares of Series D Preferred Stock were first issued makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution payable in securities of the Corporation other than Common Stock or otherwise, then in each such event, provision shall be made so that the holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation or portion of any other distribution which they would have received had their Series B Preferred Stock, Series C Preferred Stock and Series D

Preferred Stock, as the case may be, been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 of Article V with respect to the rights of the holders of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

        (f) Adjustments for Reorganization, Reclassification, Exchange and
            --------------------------------------------------------------
Substitution. If the Common Stock issuable upon conversion of the Series B
------------
Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by reorganization (unless such reorganization is deemed a liquidation under subsection 2(b)(i) of this Article V), reclassification or otherwise (other than a subdivision or combination of shares provided for above), each of the Series B Conversion Price, Series C Conversion Price and Series D Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series B Preferred Stock, Series C Preferred Stock and Series D Convertible Stock, respectively, shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or other securities or property equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as the case may be, immediately before such event; and, in any such case, appropriate adjustment (as determined by the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Series B Conversion Price, Series C Conversion Price and Series D Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as the case may be.

        (g) Adjustments to Series C Conversion Price and Series D Conversion
            ----------------------------------------------------------------
Price for Certain Diluting Issues.
---------------------------------

            (i) Special Definitions. For purposes of this subsection 4(g), the
                -------------------
following definitions apply:

                (A) "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

                (B) "Original Issue Date" shall mean the date on which a share of Series D Preferred Stock was first issued by the Corporation.

                (C) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock, Series B Preferred Stock, Series C Preferred

Stock and Series D Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                (D) "Additional Shares of Common Stock" shall mean, all shares of Common Stock issued (or, pursuant to subsection 4(g)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                    (w) to employees or directors of, or consultants to, the Corporation under stock option, stock bonus or stock purchase plans or agreements or similar plans or agreements approved by the Board of Directors or an authorized committee thereof; provided, however, that this subsection
                                 --------  -----
4(g)(i)(D)(w) shall only apply to 3,000,000 shares (notwithstanding anything herein to the contrary, including without limitation in Section 4(g)(ii), such amount including both Options outstanding on the Original Issue Date and Options reserved for issuance under the Company's stock option plan on the Original Issue Date) (as adjusted for any stock dividends, combinations or splits and net of any repurchases of shares or cancellations or expirations of options) issued (or deemed to be issued) to such employees, directors or consultants;

                    (x) as a dividend or distribution on Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock;

                    (y) for which adjustment of the Series B Conversion Price, Series C Conversion Price and Series D Conversion Price is made pursuant to subsections 4(d), 4(e) or 4(f); or

                    (z) upon  issuance  of  warrants  or  options to subscribe
for,   purchase  or  otherwise   acquire  Common  Stock  or convertible
Securities issued to financial institutions or other lenders, lessors or guarantors in connection with current or potential borrowings, indebtedness or leases of real or personal property by the Corporation, so long as the principal purpose of such issuance is not equity financing and so long as such issuance is approved by the Board of Directors of the Corporation.

            (ii) No Adjustment of Conversion Price. Any provision herein to
                 ---------------------------------
the contrary notwithstanding, no adjustment in the Series C Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to subsection 4(g)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series C Conversion Price in effect on the date of, and immediately prior to, such issue. Any provision herein to the contrary notwithstanding, no adjustment in the Series D Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to subsection 4(g)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series D Conversion Price in effect on the date of, and immediately prior to, such issue.

            (iii) Deemed Issue of Additional Shares of Common Stock. In the
                  -------------------------------------------------
event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the exercise and conversion or exchange of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock (unless excluded from the definition thereof pursuant to subsection 4(g)(i)(D)) issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                  (A) no further adjustments in the Series C Conversion Price or the Series D Conversion Price, as the case may be, shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                  (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series C Conversion Price and the Series D Conversion Price, as the case may be, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series
                        --------  -------
C Conversion Price or Series D Conversion Price shall affect Common Stock previously issued upon conversion of the Series C Preferred Stock or the Series D Preferred Stock, as the case may be);

                  (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series C Conversion Price and the Series D Conversion Price, as the case may be, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                      (x) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                   (y) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to subsection 4(g)(v) hereof) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

               (D) no readjustment pursuant to subsection 4(g)(iii)(B) or (C) above shall have the effect of increasing the Series C Conversion Price or the Series D Conversion Price to an amount which exceeds the lower of (x) the Series C Conversion Price or the Series D Conversion Price, as the case may be, on the original adjustment date, or (b) the Series C Conversion Price or the Series D Conversion Price, as the case may be, that would have resulted from any issuance or issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

               (E) in the case of any Options or Convertible Securities which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series C Conversion Price or Series D Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in subsection 4(g)(iii)(C) above; and

               (F) in the case of any Options or Convertible Securities with respect to which the maximum number of shares of Common Stock issuable upon exercise or conversion or exchange thereof is not determinable, no adjustment to the Series C Conversion Price or the Series D Conversion Price shall be made until such number becomes determinable.

          (iv) Adjustment of Conversion Price Upon Issuance of Additional
               ----------------------------------------------------------
Shares of Common Stock. In the event the Corporation, at any time after the
----------------------
Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 4(g)(iii)) without consideration or for a consideration per share less than the Series C Conversion Price or the Series D Conversion Price, as the case may be, in effect on the date of, and immediately prior to, such issue, then and in such event, the Series C Conversion Price or the Series D Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price (calculated in accordance with subsection 4(g)(vi)(b)) determined by multiplying the Series C Conversion Price or the Series D Conversion Price, as the case may be, by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series C Conversion Price or the Series D Conversion Price, as the case may be, in effect immediately prior to such issuance, and (y) the denominator of which shall be the number of shares of

Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully-diluted basis, as if all shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series C Preferred Stock, Series D Preferred Stock and Convertible Securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the Series C Conversion Price or Series D Conversion Price (or other conversion ratios) resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

            (v) Determination of Consideration. For purposes of this subsection
                ------------------------------
4(g), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                (A) Cash and Property. Such consideration shall:
                    -----------------

                    (x) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                    (y) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                    (z) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (x) and (y) above, as determined in good faith by the Board of Directors.

                (B) Options and Convertible Securities. The consideration per
                    ----------------------------------
share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 4(g) relating to Options and Convertible Securities shall be equal to the quotient determined by dividing:

                    (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                    (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

           (vi) Miscellaneous.
                -------------

                (A) All calculations under this subsection 4(g) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                (B) No adjustment in the Series C Conversion Price or the Series D Conversion Price need be made if such adjustment would result in a change in such Series C Conversion Price or Series D Conversion Price, as the case may be, of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Series C Conversion Price or Series D Conversion Price, as the case may be, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward.

            (h) No Impairment. The Corporation will not, by amendment of this
                -------------
Restated Certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 of this Article V and in the taking of all such action as may be necessary or appropriate in order to protect the respective conversion rights of the holders of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock against impairment.

            (i) Certificates as to Adjustments. Upon the occurrence of each
                ------------------------------
adjustment or readjustment of the Series B Conversion Price, Series C Conversion Price or Series D Conversion Price pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such applicable adjustments and readjustments, (ii) the applicable Series B Conversion Price, Series C Conversion Price and Series D Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. Any certificate sent to the holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock pursuant to this subsection 4(i) shall be certified by the President or Chief Financial Officer of the Corporation.

        (j) Notices of Record Date. In the event that this Corporation shall
            ----------------------
propose at any time:

           (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

           (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; or

           (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; then, in connection with each such event, the Corporation shall send to the holders of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock:

                (A) at least twenty (20) days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which holders of Common Stock shall be entitled thereto and the approximate amount and character of such dividend, distribution or right) or for determining rights to vote in respect of the matters referred to in (i) and (ii) above; and

                (B) in the case of the matters referred to in (iii) above, at least twenty (20) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event and the approximate amount and character of such dividend, distribution or right).

            (k) Issue Taxes. The Corporation shall pay any and all issue and
                -----------
other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock pursuant hereto; provided, however,
                                                              --------  -------
that the Corporation shall not be obligated to pay any transfer taxes or income taxes payable by the stockholder and resulting from any transfer requested by any holder in connection with any such conversion.

            (l) Reservation of Stock Issuable Upon Conversion. There is hereby
                ---------------------------------------------
reserved out of the presently authorized but unissued shares of Common Stock 304,986, 4,414,500 shares and 4,080,000 shares for the sole purpose of issuance pursuant to conversions of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively, as provided herein. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, in addition to such other remedies as shall be available to the holders of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

            (m) Fractional Shares. No fractional share shall be issued upon the
                -----------------
conversion of any share or shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock that the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

            (n) Notices. Any notice required by the provisions of this Section 4
                -------
to be given to the holders of shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be deemed given if delivered personally or three days after being deposited in the United States mail, first class postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

        5.  Restrictions and Limitations.
            -----------------------------

            (a) Actions Requiring Approval of Holders of Series B Preferred
                -----------------------------------------------------------
Stock. In addition to any other rights provided by law, so long as any Series B
-----
Preferred Stock shall be outstanding, the Corporation shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of the Series B Preferred Stock:

                (i) Purchase, redeem or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), any of the Common Stock or any other series of preferred stock of the Corporation (other than by conversion); provided, however, that this restriction shall not apply to the repurchase of
--------  -------
shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary of the Corporation, in accordance with written plans or agreements; or

                (ii) Increase or decrease (other than by conversion) the total number of authorized shares of Series B Preferred Stock of the Corporation; or

                (iii) Authorize or issue, or obligate itself to issue, any other equity security senior to the Series B Preferred Stock as to liquidation preferences without contemporaneously amending the liquidation preference of the Series B Preferred Stock such that it is pari passu to such equity security, or create any obligation or security convertible into or exchangeable for, or having any option rights to purchase, any such equity security which is senior to the Series B Preferred Stock with respect to liquidation preferences without contemporaneously amending the liquidation preference of the Series B Preferred Stock such that it is pari passu to such equity security.

            (b) Actions Requiring Approval of Holders of Each of the Series C
                -------------------------------------------------------------
Preferred Stock and Series D Preferred Stock. In addition to any other rights
--------------------------------------------
provided by law, so long as any Series C Preferred Stock or Series D Preferred Stock shall be outstanding, the Corporation shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of the Series C Preferred Stock and Series D Preferred Stock, respectively, each voting or acting, as the case may be, as a single and separate class:

                (i) Amend this Restated Certificate or the Corporation's Bylaws, or waive any provision thereof, if such amendment or waiver would adversely affect the powers, privileges, preferences or rights of the outstanding shares of such series of the Preferred Stock provided for herein; or

                (ii) Authorize or issue, or obligate itself to issue, any other equity security senior to such series of the Preferred Stock as to liquidation preferences, voting rights, redemption, conversion or dividends, or create any obligation or security convertible into, or exercisable or exchangeable for, any such equity security which is senior to such series of the Preferred Stock with respect to liquidation preferences, voting rights, redemption, conversion or dividends; or

                (iii) Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation, or any acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of 50% or more of the outstanding voting power of the Corporation, other than any such sale, lease, assignment, transfer, conveyance, acquisition, reorganization, merger or consolidation in which holders of such series of the Preferred Stock receive consideration, as a result of their ownership thereof, with a fair market value (as determined in accordance with Section 2(b)(ii)) at least equal to two (2) times the Original Issue Price of such series of the Preferred Stock (as such Original Issue Price may be adjusted for any stock splits, reverse stock splits or stock dividends, and the like); or

                (iv) Purchase, redeem or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), any of the Common Stock or any other series of Preferred Stock of the Corporation (other than by conversion); provided, however, that this restriction shall not apply to the repurchase of
--------  -------
shares of Common Stock at cost from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary of the Corporation, in accordance with written plans or agreements, except for any such repurchase as would adversely affect the rights of a holder of Series C Preferred Stock or Series D Preferred Stock under Section 1202 of the Internal Revenue Code of 1986, as amended; or

                (v) Increase or decrease (other than by conversion) the total number of authorized shares of such series of the Preferred Stock of the Corporation; or

                (vi) Amend this Section 5(b).

            (c) Actions Requiring Approval of Holders of Two-Thirds of the
                ----------------------------------------------------------
Series C Preferred Stock and Series D Preferred Stock. In addition to any other
-----------------------------------------------------
rights provided by law, so long as any Series C Preferred Stock or Series D Preferred Stock shall be outstanding, the Corporation shall not, without the vote or written consent by the holders of at least two-thirds (2/3) of the then outstanding shares of the Series C Preferred Stock and Series D Preferred Stock (as determined on an as-converted basis), voting or acting, as the case may be, together as a single, and not as a separate, class:

                (i) Authorize or issue, or obligate itself to issue, any other equity security senior to such series of the Preferred Stock as to liquidation preferences, voting rights, redemption, conversion or dividends, or create any obligation or security convertible into, or exercisable or exchangeable for, any such equity security which is senior to such series of the Preferred Stock with respect to liquidation preferences, voting rights, redemption, conversion or dividends; or

                (ii) Increase or decrease (other than by conversion) the total number of authorized shares of the Series C Preferred Stock or Series D Preferred Stock; or

                (iii) Declare or pay dividends on any shares of Common Stock (other than dividends payable solely in shares of Common Stock); or

                (iv) Purchase, redeem or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), any of the Common Stock or any other series of Preferred Stock of the Corporation (other than by conversion); provided, however, that this restriction shall not apply to the repurchase of
--------  -------
shares of Common Stock at cost from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary of the Corporation, in accordance with written plans or agreements, except for any such repurchase as would adversely affect the rights of a holder of Series C Preferred Stock or Series D Preferred Stock under Section 1202 of the Internal Revenue Code of 1986, as amended; or

                (v) Own, or permit any subsidiary company to own, any stock or other securities of any subsidiary company or other corporation, partnership or entity unless it is wholly-owned by the Corporation; or

                (vi) Increase or decrease the number of authorized members of the Board of Directors from the authorized number of nine (9) directors; or

                (vii) Increase the total number of shares reserved for issuance under the Corporation's employee stock option, stock incentive or other compensation plans or arrangements to more than 3,000,000 shares of Common Stock; or

                (viii) Amend this Section 5(c).

      6. Voting Rights.
         -------------

         (a) Each holder of shares of the Series C Preferred Stock or Series D Preferred Stock shall be entitled to the number of votes equal to the whole number of shares of Common Stock into which such holder's shares of Series C Preferred Stock and/or Series D Preferred Stock could be converted immediately prior to the close of business on the record date fixed for such meeting or, if no record date is established, at the date such vote is taken, or on the date any such written consent is executed by such holder, and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series C Preferred Stock and Series D Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

         (b) Until the closing of the Corporation's initial sale of securities pursuant to an underwritten public offering registered under the Securities Act, other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation, (i) the holders of Series C Preferred Stock, voting together as a single class, shall be entitled to elect three (3) members of the Board of Directors, (ii) the holders of Series D Preferred Stock, voting together as a single class, shall be entitled to elect one (1) member of the Board of Directors and (iii) the holders of the Common Stock, voting together as a single class, shall be entitled to elect the remaining members of the Board of Directors; provided, however, that one such director to be elected by the
           --------  -------
holders of the Common Stock shall be nominated upon the advice and consent of the Board of Directors. Promptly following the closing of the Corporation's initial public offering of securities, the Board of Directors shall promptly call a special meeting of the stockholders at which all directors will be elected by the holders of Common Stock, and the terms of office of all persons who are then directors of the Corporation shall terminate immediately upon, the election of their successors.

         (c) In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the Series C Preferred Stock, Series D Preferred Stock or Common Stock pursuant to subsection 6(b) of this
Article V, the remaining director or directors so elected by the holders of the Series C Preferred Stock or Common Stock (as the case may be) may, by affirmative vote of a majority of such remaining directors (or the remaining director so elected if there is but one, or if there is no such director remaining (as would be the case in the event of a vacancy in the director seat to be filled by the Series D Preferred Stock), by the affirmative vote of the holders of a majority of the shares of that class) elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of the Series C Preferred Stock, Series D Preferred Stock or Common Stock or any director so elected as provided in the preceding sentence hereof, may be removed during the aforesaid term of office, whether with or without cause, only in accordance with the provisions of the Delaware General Corporation Law and by the affirmative vote of the holders of a majority of the Series C Preferred Stock, Series D Preferred Stock or Common Stock, as the case may be.

         (d) Except as specified in subsection 5(a) hereof, prior to conversion of the Series B Preferred Stock, the holders of Series B Preferred Stock shall not be entitled to vote on any matters pertaining to the governance or management of the Corporation and shall not be entitled to notice of any stockholders' meeting.

      7. Status of Converted or Redeemed Stock. In the event any shares of
         -------------------------------------
Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be converted pursuant to Section 4 above, or in the event any shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be redeemed pursuant to Section 3 above, the shares so converted or redeemed shall be cancelled and shall not be issuable by the Corporation. The Restated Certificate shall be amended at such time or times as the Corporation deems it reasonably practicable to effect the corresponding reduction in the Corporation's authorized capital stock.

                                   ARTICLE VI

      A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

                                   ARTICLE VII

      The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The numbers of directors which shall constitute the whole Board of Directors of the Corporation shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

                                  ARTICLE VIII

      Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX

      Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                    ARTICLE X

      A. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified. At the first annual meeting of stockholders following the closing of the initial public offering (the "First Public Company Annual Meeting") of the Corporation's
                      -----------------------------------
capital stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "Initial Public Offering"), the
                                         -----------------------
directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated as Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of stockholders. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors designated and elected at the First Public Company Annual Meeting. At each annual meeting after the First Public Company Annual Meeting, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

      B. Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at a meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.


                                   ARTICLE XI

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                   ARTICLE XII

      Effective upon the closing of the Initial Public Offering, stockholders of the Corporation may not take action be written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.

                                  ARTICLE XIII

      Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law of this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles X, XII or XIII, or any provisions thereof.

                                   ARTICLE XIV

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.